As filed with the Securities and Exchange Commission on November 2, 1998.
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004
                            --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           GENERAL MOTORS CORPORATION
                   ------------------------------------------------------
                   (Exact name of registrant as specified in its charter)

       STATE OF DELAWARE                               38-0572515
-------------------------------                    -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

  100 Renaissance Center, Detroit, Michigan            48265-1000
3044 West Grand Boulevard, Detroit, Michigan           48202-3091
--------------------------------------------           ----------
(Address of Principal Executive Offices)               (Zip Code)


                    GENERAL MOTORS DEFERRED COMPENSATION PLAN
                             FOR EXECUTIVE EMPLOYEES
                   ------------------------------------------
                            (Full title of the plan)

                    PETER R. BIBLE, CHIEF ACCOUNTING OFFICER
                           General Motors Corporation
              100 Renaissance Center, Detroit, Michigan 48265-1000
                                 (313) 556-5000
            --------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE
 ==============================================================================
                                        Proposed      Proposed
                                        maximum       maximum
                            Amount      offering      aggregate     Amount of
Title of securities         to be       price per     offering    registration
 to be registered (1)     registered    obligation     price (2)      fee
-----------------------  ------------  ------------  ------------  -----------

Deferred Compensation
     Obligations .........$65,000,000     100%       $65,000,000    $18,070.00
==============================================================================
(1) The Deferred Compensation Obligations are unsecured obligations of General Motors Corporation to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan for the Executive Employees.

(2) Estimated solely for the purpose of determining the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

         (a)(1) The Annual Report on Form 10-K for the year ended December 31, 1997, as amended (hereinafter referred to as "1997 Form 10-K"), which has been filed by General Motors Corporation (hereinafter sometimes referred to as "General Motors" or the "Corporation") with the Securities and Exchange Commission (hereinafter referred to as the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "1934 Act"). The consolidated financial statements and financial statement schedule included in the 1997 Form 10-K, incorporated by reference herein, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing therein, and have been so incorporated in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing;

         (b) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 filed by the Corporation pursuant to Section 13 of the 1934 Act;

         (c) The Current Reports on Form 8-K dated January 9, 1998, January 26, 1998, February 9, 1998, March 2, 1998, April 16, 1998, June 5, 1998, June 8,
1998, July 8, 1998, July 9, 1998, July 14, 1998 (2), August 3, 1998,  August 17,
1998, October 5, 1998, October 6, 1998, and October 13, 1998 filed by the Corporation pursuant to Section 13(a) of the 1934 Act; and

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the Deferred Compensation Obligations offered hereby has been passed upon by Martin I. Darvick, Attorney, Legal Staff of the Corporation. Mr. Darvick has no interest in the Deferred Compensation Obligations for the General Motors Deferred Compensation Plan for Executive Employees.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the Delaware Corporation Law, the Corporation is empowered to indemnify its directors and officers in the circumstances therein provided.

         The Corporation's Corrected Restated Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Under Article V of its By-Laws, as amended ("By-Laws"), the Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Corporation. The Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Restated Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         The Corporation is insured against liabilities which it may incur by reason of Article V of its By-Laws. In addition, directors and officers are insured, at the Corporation's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under
Article V of the By-Laws.

Item 6.  Indemnification of Directors and Officers (concluded).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), is permitted to directors and officers of the Corporation pursuant to the above mentioned provisions, or otherwise, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy, as expressed in said Act, and is therefore unenforceable.

         Pursuant to a resolution adopted by the Board of Directors on December 1, 1975, the Corporation to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Corporation, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

Item 8.  Exhibits.

Exhibit Number                                                        Page No.
--------------                                                        --------

(4)(a)   General   Motors   Corporation   Corrected   Restated
         Certificate  of Incorporation  incorporated by reference
         to Exhibit 3(i) to the Current Report on Form 8-K of
         General  Motors  dated  June 8, 1998 and  Article
         Fourth of the Certificate of  Incorporation - Division III
         - Preference Stock, by reason of the Certificates of Designations filed with the Secretary of State of the
         State of Delaware on September 14, 1987 and the Certificate of Decrease filed with the Secretary of State of the
         State of Delaware on September 29, 1987  (pertaining
         to the Six Series of Preference Stock contributed to the General Motors pension trusts), incorporated by reference to Exhibit 19 to the Quarterly Report on Form 10-Q of General Motors for the quarter ended June 30, 1990 in the Form SE of General Motors dated August 6, 1990; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 28, 1991 (pertaining to the Series A Conversion Preference Stock), incorporated by reference to Exhibit 4(a)
         to Form  S-8  Registration  Statement  No.  33-43744  in
         the Form SE of General  Motors  dated  November  1, 1991;
         as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on December 9, 1991 (pertaining to Series B 9-1/8% Preference Stock), incorporated by reference to Exhibit 4(a) to Form S-3 Registration Statement No. 33-45216
         in the Form SE of  General Motors dated January 27, 1992;
         as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on February 14, 1992 (pertaining to Series C Convertible Preference Stock), incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of General Motors for the year ended December 31, 1991 in the Form SE of General Motors dated March 20, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on July 15, 1992 (pertaining to Series D 7.92% Preference Stock), incorporated by reference to Exhibit 3(a)(2) to the Quarterly Report on Form 10-Q of General Motors for the quarter ended June 30, 1992 in the Form SE of

Item 8.  Exhibits (Concluded).

Exhibit Number                                                        Page No.
--------------                                                        --------

 (4)(a)  General Motors dated August 10, 1992; and as further amended by the Certificate of Designations filed with
         the Secretary of State of the State of Delaware on
         December 15, 1992 (pertaining to Series G 9.12%
         Preference Stock), incorporated by reference to Exhibit
         4(a) to Form S-3 Registration Statement No. 33-49309
         in the Form SE of General Motors dated January 25, 1993 ....    N/A

    (b)  By-Laws incorporated by reference to Exhibit 3(ii) to the Current Report on Form 8-K of General Motors dated
         March 2, 1998...............................................    N/A

 (5)(a)  Opinion and consent of Martin I. Darvick, Attorney,
         Legal Staff of General Motors, in respect of the
         legality of the securities to be registered hereunder.......   II-8

(23)(a)  Consent of Independent Auditors - Deloitte & Touche LLP.....   II-9

    (b)  Consent of Martin I. Darvick, Attorney, Legal Staff of
         General Motors, included in Exhibit 5(a) above..............   N/A

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) of the 1934 Act is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               PART II (concluded)

Item 9.  Undertakings (concluded).

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on November 2, 1998.


                                             GENERAL MOTORS CORPORATION
                                             --------------------------
                                                    (Registrant)

                                    By
                                          /s/JOHN F. SMITH, JR.
                                           ----------------------------
                                          (John F. Smith, Jr., Chairman
                                         of the Board of Directors, Chief
                                                Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 2, 1998 by the following persons in the capacities indicated.


        Signature                                     Title
        ---------                                     -----

/S/JOHN F. SMITH, JR.                  Chairman of the Board of Directors,
------------------------------               Chief Executive Officer
(John F. Smith, Jr.)


                                       Vice Chairman of the Board
------------------------------                of Directors
(Harry J. Pearce)


/s/G. RICHARD WAGONER, JR.             Chief Operating Officer
------------------------------              and President
(G. Richard Wagoner, Jr.)


/s/J. MICHAEL LOSH                     Executive Vice President and)
------------------------------            Chief Financial Officer  )
(J. Michael Losh)                                                  )
                                                                   )Principal
                                                                   )Financial
/s/ERIC A. FELDSTEIN                        Vice President and     )Officers
------------------------------                   Treasurer         )
(Eric A. Feldstein)                                                )


/s/WALLACE W. CREEK                            Comptroller         )
------------------------------                                     )
(Wallace W. Creek)                                                 )Principal
                                                                   )Accounting
                                                                   )Officers
/s/PETER R. BIBLE                        Chief Accounting Officer  )
------------------------------                                     )
(Peter R. Bible)                                                   )

         Signature                               Title
         ---------                               -----


/s/PERCY BARNEVIK                               Director
--------------------------------
(Percy Barnevik)

/s/JOHN H. BRYAN                                Director
--------------------------------
(John H. Bryan)

/s/THOMAS E. EVERHART                           Director
--------------------------------
(Thomas E. Everhart)

/s/CHARLES T. FISHER, III                       Director
--------------------------------
(Charles T. Fisher, III)

/s/GEORGE M.C. FISHER                           Director
--------------------------------
(George M.C. Fisher)

/s/ KAREN KATEN                                 Director
--------------------------------
(Karen Katen)

/s/J. WILLARD MARRIOTT, JR.                     Director
--------------------------------
(J. Willard Marriott, Jr.)

/s/ANN D. MCLAUGHLIN                            Director
--------------------------------
(Ann D. McLaughlin)

/s/ECKHARD PFEIFFER                             Director
--------------------------------
(Eckhard Pfeiffer)

/s/JOHN G. SMALE                                Director
--------------------------------
(John G. Smale)

/s/LOUIS W. SULLIVAN                            Director
--------------------------------
(Louis W. Sullivan)

/s/DENNIS WEATHERSTONE                          Director
--------------------------------
(Dennis Weatherstone)